Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Bitmis Corp. (the “Company”) on Form 10-K for the fiscal year ended  June 30, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Anna Varlamova, Principal Executive, Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

August 26, 2019 By:	/S/ Anna Varlamova
Name: Anna Varlamova
Title: President, treasurer, secretary and director (Principal Executive, Financial and Accounting Officer)